EXHIBIT 11

Computation of weighted average number of shares of common stock

                                                            For the three months
                                                                ended March
                                                              (in thousands)

                                                              1997       1998

Shares outstanding at beginning of period
  (net of 25,000 shares held in treasury).. ......           14,989     15,036

Weighted average shares issued ...................               10          2
                                                             ------     ------

Shares used in the calculation of
   Basic EPS (weighted average shares
   outstanding) ..................................           14,999     15,038

Effect of dilutive securities ....................              206        282
                                                             ------     ------

Shares used in the calculation of
  Diluted EPS ....................................           15,205     15,320
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